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                      CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the incorporation by reference in this Registration
Statement on Form N-1A of our report dated November 16, 2001, relating to the financial statements and financial highlights which appears in the September 30, 2001 Annual Report to Shareholders of Loomis Sayles Investment Trust consisting of Loomis Sayles California Tax-Free Income Fund, Core Fixed Income Fund, Core Plus Fixed Income Fund, Fixed Income Fund, Institutional High Income Fund (formerly, Loomis Sayles High Yield Fixed Income Fund), Intermediate Duration Fixed Income Fund, Investment Grade Fixed Income Fund, Mid Cap Growth Fund, Provident Fund, Small Company Growth Fund, and Small Company Value Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.



PricewaterhouseCoopers LLP
Boston, Massachusetts
January 29, 2002